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                                                                   EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-35855, 333-42929 and 333-84051), as filed with the
Securities and Exchange Commission on September 18, 1997 pertaining to the shares issued in conjunction with the acquisition of Ben Watson Associates Limited, on December 22, 1997 pertaining to the shares issued in conjunction with the acquisition of CBT Systems Middle East Limited, and on July 29, 1999 pertaining to the shares issued in conjunction with the acquisition of Knowledge Well Limited and Knowledge Well Group Limited, on Form S-4 (No. 333-51159), as filed with the Securities and Exchange Commission on April 28, 1998 pertaining to the shares issued in conjunction with the acquisition of The Forefront Group, Inc., on Forms S-8 (Nos. 333-06409, 333-25245, 333-35745,
333-57031, 333-68499, 333-83927, 333-86861, and 333-32380), as filed with the
Securities and Exchange Commission on June 20, 1996 pertaining to the 1994 Share Option Plan, on April 16, 1997 pertaining to the 1996 Supplemental Stock Plan and Applied Learning Limited Executive Stock Plan, on September 16, 1997 pertaining to the 1994 Share Option Plan, on June 17, 1998 pertaining to The Forefront Group, Inc. Amended and Restated 1992 Stock Option Plan, The Forefront Group, Inc. Amended and Restated 1996 Stock Option Plan and The Forefront Group, Inc. 1996 Non-Employee Directors' Stock Option Plan, on December 7, 1998 pertaining to the Amended and Restated 1994 Share Option Plan, on July 28, 1999 pertaining to the Knowledge Well Limited 1998 Share Option Plan and the Knowledge Well Group Limited 1998 Share Option Plan, on September 10, 1999 pertaining to the 1994 Share Option Plan and the 1995 Employee Share Purchase Plan, on March 14, 2000 pertaining to the 1996 Supplemental Stock Plan, of our reports dated January 18, 2000, with respect to the consolidated financial statements and schedule included in this annual report on Form 10-K for the year ended December 31, 1999.

Dublin, Ireland                                    /s/ Ernst & Young
                                          _____________________________________
March 30, 2000
                                                       Ernst & Young